Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of the registrants listed in Appendix A (hereafter collectively referred to as the “Registrants”) of our reports dated November 21, 2025, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appear in the Registrants’ Certified Shareholder Reports on Form N-CSR for the year ended September 30, 2025. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Other Permitted Disclosure”, and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 26, 2026

Appendix A

Fund Name	Registrant
Loomis Sayles Fixed Income Fund	Loomis Sayles Funds I
Loomis Sayles Global Bond Fund	Loomis Sayles Funds I
Loomis Sayles Inflation Protected Securities Fund	Loomis Sayles Funds I
Loomis Sayles Institutional High Income Fund	Loomis Sayles Funds I
Loomis Sayles Small Cap Growth Fund	Loomis Sayles Funds II
Loomis Sayles Small Cap Value Fund	Loomis Sayles Funds I
Loomis Sayles Small/Mid Cap Growth Fund	Loomis Sayles Funds II